Exhibit 9.1
OPINION AND CONSENT OF COUNSEL
[Locke Lord Bissell & Liddell LLP Letterhead]
April 29, 2011
Board of Directors
Federal Life Insurance Company (Mutual)
3750 West Deerfield Road
Riverwoods, IL 60015

Re:	Federal Life Variable Annuity Account-A
Post-Effective Amendment No. 4 to the Registration Statement on Form N-4
(File No. 333-147464)
Ladies and Gentlemen:
We have acted as counsel to Federal Life Insurance Company (Mutual), an Illinois mutual life insurance company (“Federal Life”), in connection with the above-referenced registration statement on Form N-4 (the “Registration Statement”) which relates to individual variable deferred annuity contracts (the “Contracts”) issued by Federal Life and through its separate account, Federal Life Variable Annuity Account-A (the “Separate Account”). This opinion is being delivered to you in connection with the filing of the Post-Effective Amendment No. 4 to the Registration Statement of the Separate Account by Federal Life with the U.S. Securities and Exchange Commission.
In our capacity as counsel to Federal Life, we have examined the originals or certified, conformed or reproduced copies of all records, agreements, instruments and documents as we have deemed relevant or necessary as the basis for the opinion hereinafter expressed. In all such examinations, we have assumed the legal capacity of all natural persons executing documents, the genuineness of all signatures, the authenticity of all original or certified copies, and the conformity to original or certified copies of all copies submitted to us as conformed or reproduced copies. As to various questions of fact relevant to such opinion, we have relied upon, and assume the accuracy of, certificates and oral or written statements of public officials and officers or representatives of the Federal Life.
Based upon, and subject to, the limitations set forth herein, we are of the opinion that the Contracts have been duly authorized by Federal Life and when issued in accordance with the prospectus as contained in the Registration Statement and with applicable local law, will be the legal and binding obligations of Federal Life in accordance with their terms.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.
Very truly yours,
/s/ LOCKE LORD BISSELL & LIDDELL LLP
Locke Lord Bissell & Liddell LLP